Exhibit 10.28.3

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (the “Amendment”) is made as of the Effective Date between COBALT INDUSTRIAL REIT II, a Texas real estate investment trust (“Landlord”) and PHARMEDIUM SERVICES, LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, ARI-Sugar Land, L.P. (“Original Landlord”) and Tenant entered into that certain Industrial Building Lease Agreement dated October 28, 2004 (the “Original Lease”), pursuant to which Tenant is currently leasing approximately 35,100 square feet (the “Current Premises”) located at 12620 W. Airport Boulevard, Sugar Land, Texas (the “Building”); and

WHEREAS, the Original Lease was (i) amended by that certain First Amendment to Lease dated April 26, 2006 between Original Landlord and Tenant (the Original Lease, as amended and assigned as described above, being referred to herein as the “Lease”); and

WHEREAS, the Lease was subsequently assigned to Landlord, who is the current owner of the Building, and deemed the Landlord under the Lease; and

WHEREAS, Tenant has requested that an additional 15,600 square feet of space, as shown on Exhibit A (“Expansion Premises”), be added to the Premises, and Landlord has agreed to such expansion subject to the terms and conditions set forth below; and

WHEREAS, any capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Lease.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Expansion of Premises. Subject to Paragraph 4 below, effective on the later of November 1, 2009 or the Relocation Date (such later date being referred to herein as the “Second Expansion Date”), the Premises shall include the Expansion Premises, which collectively with the Current Premises shall consist of 50,700 square feet of space and shall be deemed the Premises, as defined in the Lease. The Expansion Premises shall be subject to all the terms and conditions of the Lease except as expressly modified herein.

2. Base Rent. Commencing on the Second Expansion Date, in addition to any other payments to be made under the Lease, including but not limited to the obligation to pay Tenant’s Pro Rata Share of Basic Costs, Tenant shall pay Base Rent as follows:

Period	Current Premises		Expansion Premises		Total Premises
	Monthly	Annual	Monthly	Annual	Monthly	Annual
11/1/09*-9/30/10	$17,052.07	$204,624.84	$7,800.00	$93,600.00	$24,852.07	$298,224.84
10/1/10-5/31/11	$17,988.07	$215,856.84	$7,800.00	$93,600.00	$25,788.07	$309,456.84
6/1/11-9/30/15	$18,222.07	$218,664.84	$8,112.00	$97,344.00	$26,334.07	$316,008.84

*	or Second Expansion Date, if later

3. Tenant’s Pro Rata Share. Effective as of the Second Expansion Date, Tenant’s Pro Rata Share, as defined in Section 1.J. of the Original Lease, shall be 16.05%, which is the quotient (expressed as a percentage) derived by dividing the Approximate Rentable Area in the Premises (as amended hereby) by the Approximate Rentable Area in the Building.

4. Conditional Expansion. Tenant acknowledges and agrees that the Expansion Premises is currently occupied by another United Competitive Athletics (“UCA”), and that in order to accommodate Tenant’s desire to lease the Expansion Premises, Landlord has agreed to relocate UCA within the Building and to provide certain tenant improvements to the substitution premises to which UCA will be relocated. Notwithstanding anything to the contrary contained in this Amendment, the expansion of the Premises as provided herein is expressly contingent upon the relocation of UCA to substitution space within the Building and Tenant’s reimbursement in full of the Improvement Costs, as follows:

(a) Relocation. Landlord shall use commercially reasonable efforts to execute a binding agreement with UCA to relocate UCA to substitution space within the Building, terminate UCA’s lease with respect to the Expansion Premises and retake possession thereof on or before November 1, 2009; provided, however, that Landlord’s failure to do so shall not constitute a default by Landlord under the Lease or otherwise create any liability on the part of Landlord hereunder. The next business day following the later of (i) the date of termination of UCA’s lease with respect to the Expansion Premises and (ii) Landlord’s actual retaking of possession of the Expansion Premises shall be referred to herein as the “Relocation Date.” In the event Landlord fails to enter into such an agreement with UCA or to retake possession of the Expansion Space within fifteen (15) days following the date of this Amendment, Landlord may unilaterally terminate this Amendment upon written notice to Tenant, whereupon this Amendment shall be deemed null and void and of no further force or effect.

(b) Improvement Costs. For and in consideration of Landlord’s agreement to expand the Premises as provided herein, Tenant agrees to reimburse Landlord the amount of $277,853.76 for the cost of the improvements and related construction management fees to be made by Landlord to the substitution premises to which UCA will be relocated (the “Improvement Costs”). Such reimbursement shall be made by Tenant in three (3) installments, due and payable as follows: (i) the first installment in the amount of $92,617.92 shall be due and payable within ten (10) days following the date of this Amendment; (ii) the second installment in the amount of $92,617.92 shall be due and payable within twenty (20) days following the date of this Amendment; and (iii) the third installment in the amount of $92,617.92 shall be due and payable on the Relocation Date. The failure by Tenant to pay the Improvement Costs as provided above shall constitute an Event of Default under the Lease. Further, if either installment of the Improvement Costs is not timely paid in accordance herewith, Landlord may unilaterally terminate this Amendment upon written notice to Tenant, whereupon this Amendment shall be deemed null and void and of no further force or effect; provided, however, that in the event Tenant has paid the first installment of the Improvement Costs but fails to pay the second installment, Landlord shall have no obligation to refund the first installment or otherwise credit Tenant therefor, it being acknowledged and agreed by Tenant that Landlord may retain the first installment as liquidated damages for such Event of Default.

5. Deletion. Article III of Exhibit E to the Original Lease (Termination Option) is hereby deleted in its entirety.

6. Brokers. Tenant and Landlord each represent that it has not had any dealings with a real estate broker, finder or other person with respect to this Amendment in any manner, except NAI Houston, broker for Landlord (the “Broker”). Landlord shall pay any commissions or fees that are payable to the Broker with respect to this Amendment in accordance with the provisions of a separate commission agreement. Each party shall indemnify the other party against all costs or liabilities for commissions or compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

7. Acknowledgements of Tenant. Tenant hereby acknowledges and agrees as follows: (i) Tenant does not have, and hereby waives any options to renew or extend the Term, except that Tenant has one (1) remaining 60-month option as described in Article IV of Exhibit E to the Original Lease, and Landlord hereby grants to Tenant one (1) additional 60-month option on the same terms as those described in Article IV of Exhibit E to the Original Lease, (ii) Landlord does not have any obligation to complete or construct any improvements to the Premises, and (iii) Tenant is occupying the Premises, and shall continue to occupy the Premises in its “AS IS” “WHERE IS” condition, “WITH ALL FAULTS”.

8. Anti-Terrorism Laws. Tenant represents, warrants and covenants that (i) neither Tenant nor any of its owners or affiliates currently are, or shall be at any time during the term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and regulations of the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC) related to Specially Designated Nationals and Blocked Persons (SDN’s OFAC Regulations), and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”); (ii) neither Tenant nor any of its owners, affiliates, investors, officers, directors, employees, vendors, subcontractors or agents is or shall be during the term hereof a “Prohibited Person” which is defined as follows: (1) a person or entity owned or controlled by, affiliated with, or acting for or on behalf of, any person or entity that is identified as an SDN on the then-most current list published by OFAC at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf or at any replacement website or other replacement official publication of such list, and (2) a person or entity who is identified as or affiliated with a person or entity designated as a terrorist, or associated with terrorism or money laundering pursuant to regulations promulgated in connection with the USA Patriot Act; and (iii) Tenant has taken appropriate steps to understand its legal obligations under the Anti-Terrorism Laws and has implemented appropriate procedures to assure its continued compliance with such laws. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord, it officers, directors, agents and employees, from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants. At any time and from time-to-time during the term, Tenant shall deliver to Landlord within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this paragraph.

9. Notices to Landlord. Effective of the date of this Amendment, all notices required to be given to Landlord shall be provided to the following addresses:

Cobalt Industrial REIT II

c/o Asset Manager

5605 N. MacArthur Blvd., Suite 350

Irving, TX 75038

and to          USAA Real Estate Company

                    9830 Colonnade Boulevard, Suite 600

                    San Antonio, Texas 78230-2239

                    Attention: VP Real Estate Counsel

10. This Amendment shall not be effective or binding until such time as it has been executed and delivered by all parties hereto. The “Effective Date” of this Amendment shall be date on which it is executed by the later to execute of Landlord and Tenant, as evidenced by the dates set forth next to their respective signatures below. This Amendment may be executed in counterparts, all of which shall constitute a single agreement.

11. Except as modified by this Amendment, the Lease and all terms, conditions, covenants and agreements thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed. For the avoidance of doubt, Landlord reserves all of its rights and remedies under the Lease and no provision of the Lease shall be waived, except by an instrument in writing (referring specifically to the Lease) executed by the party against whom waiver is sought.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

LANDLORD:
COBALT INDUSTRIAL REIT II,
a Texas real estate investment trust

By:	/s/ Lewis D. Friedland
Name:	Lewis D. Friedland
Title:	President
Date:	10/12/09

TENANT:
PHARMEDIUM SERVICES, LLC,
a Delaware limited liability company

By:	/s/ David N. Jonas
Name:	David N. Jonas
Title:	CEO
Date:	10/1/09

EXHIBIT A

Expansion Premises

[See attached]

WAREHOUSE
AIR CONDITIONED
43'x30'
30'-0"
Women
Men
103
27'x30'
101
13'x14'
102
13'x8'
106
12'x10'
105
12'x10'
104
12'x10'
ENTRY
C. OPENING
86'-8"
WAREHOUSE
AIR CONDITIONED
130'x90'
120'-0"
107
13'x10'
130'-0"
PARKING
H/C
LANDSCAPE
GLASS WINDOW

SUITE 110 FLOOR PLAN

SUGAR LAND BUSINESS PARK
12620 WEST AIRPORT BLVD. SUITE 110
HOUSTON, TEXAS 77478

BUILDING SUMMARY

OFFICE AREA:	2,570 SQ. FT.
WAREHOUSE:	13,030 SQ. FT.
TOTAL AREA:	15,600 SQ. FT.

BUILDING FEATURES

MASTER PLANNED BUSINESS PARK
CONCRETE TILT WALL CONSTRUCTION
DOCK HIGH REAR LOADING DOORS
20' CLEAR HEIGHT
ESFR FIRE SPRINKLERED
SECURITY LIGHTING
ALL CONCRETE PAVING

LOCATION MAP

PROJECT SITE
NORTH

NAI Houston
Commercial Real Estate Services, Worldwide.

Jon L. Michael
Director of
Industrial Project Leasing

1900 West Loop South
Suite 500
Houston TX 77027 USA

www.NAIHouston.com
tel 713 275 9622
fax 713 275 9642